SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Extended Stay America, Inc.

(Name of Registrant as Specified In Its Charter)

Tarsadia Capital, LLC

Ravi Bellur

Michael Ching

Vikram Patel

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTENDED STAY AMERICA, INC. SHAREHOLDERS: WE NEED YOUR HELP TO PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING AGAINST THE PROPOSED MERGER

[●], 2021

Dear Fellow STAY Shareholders:

The attached proxy statement and the enclosed GOLD proxy card are being furnished to you, the shareholders of Extended Stay America, Inc., a Delaware corporation (“STAY” or the “Company”), in connection with the solicitation of proxies by Tarsadia Capital, LLC for use at the special meeting of shareholders of STAY and at any adjournments or postponements thereof (the “Special Meeting”), relating to the proposed acquisition of STAY (the “Merger”) by affiliates of The Blackstone Group Inc. and Starwood Capital Group. In connection with the proposed Merger, STAY entered into an Agreement and Plan of Merger, dated as of March 14, 2021, with Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation and ESH Hospitality, Inc. (“ESH”).

Pursuant to the attached proxy statement, we are soliciting proxies from holders of shares of STAY’s common stock to vote AGAINST adopting the proposed Merger.

The Special Meeting is scheduled to be a virtual meeting held as a live audio webcast via the internet at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021, at 8:30 a.m., Eastern Time.

We recommend that you carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today, or by voting against adopting the Merger via the internet or telephone.

If you have already voted for management’s proposals relating to the Merger on the white proxy card, you have every right to change your vote by signing, dating and returning a later dated proxy card or by voting via the internet or telephone.

If you have any questions or require any assistance with your vote, please contact Morrow Sodali LLC (“Morrow Sodali”), which is assisting us, at their address and toll-free number listed below.

Thank you for your support,
Tarsadia Capital, LLC

509 Madison Avenue Suite 1206 New York, NY 10022 Stockholders Call Toll Free: (800) 662-5200 E-mail: Tarsadia@investor.morrowsodali.com

PRELIMINARY COPY SUBJECT TO COMPLETION

SPECIAL MEETING OF SHAREHOLDERS OF

Extended Stay America, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

__________________________

PROXY STATEMENT

OF

PLEASE USE THE ENCLOSED GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET TODAY.

ALTERNATIVELY, YOU MAY SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD BY MAIL.

Tarsadia Capital, LLC (“Tarsadia” or “we”) is one of the largest shareholders of Extended Stay America, Inc. (“STAY” or the “Company”). We are writing to our fellow shareholders in connection with the proposed acquisition of STAY (the “Merger”) by affiliates of each of The Blackstone Group Inc. (“Blackstone”) and Starwood Capital Group (“Starwood”). In connection with the proposed Merger, STAY entered into an Agreement and Plan of Merger, dated as of March 14, 2021, with Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation and ESH Hospitality, Inc. (the “Merger Agreement”). The Board of Directors of STAY (the “Board”) has scheduled a special meeting of shareholders for the purpose of adopting the Merger Agreement (the “Special Meeting”). The Special Meeting will be a virtual meeting held as a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021, at 8:30 a.m., Eastern Time.

As set forth more fully in this Proxy Statement, we oppose the adoption of the Merger and urge fellow shareholders to vote AGAINST the Merger because we believe the transaction (i) significantly undervalues the Company and (ii) was negotiated and agreed to just as STAY and the entire lodging industry is emerging from the COVID-19 pandemic for what we believe will be a significant, multi-year recovery in revenue per available room and earnings. On a forward EBITDA basis, the proposed Merger price would be the lowest transaction multiple in the U.S. lodging space in more than five years.1 We therefore believe that the Merger is not in the best interests of shareholders and are soliciting proxies from the shareholders of STAY to vote AGAINST the following Merger proposals (the “Merger Proposals”):

Proposal		Our Recommendation

1.	STAY’s proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”).	AGAINST

2.	STAY’s proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by STAY to its named executive officers in connection with the Merger (the “Compensation Proposal”).	AGAINST

3.	STAY’s proposal to approve any adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal (the “Adjournment Proposal”).	AGAINST

To transact any other business that properly comes before the Special Meeting, including any postponement or adjournment thereof.

STAY has set the record date for determining shareholders entitled to notice of and to vote at the Special Meeting as April 19, 2021 (the “Record Date”). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were 177,730,773 shares of STAY common stock, par value $0.01 per share (“Common Stock”) outstanding and entitled to vote at the Special Meeting according to the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2021 (the “Company’s Proxy Statement”).

1 See Belmond Ltd.’s proxy statement filed with the SEC on January 8, 2019. Other transactions and multiples include: Strategic Hotels-Blackstone (16.5x); Strategic Hotels-Anbang (17.8x), Starwood Hotels-Marriott (13.3x), Morgans Hotel Group-SBE Ent. Group (17.6x), Hyatt Portfolio-Host Hotels (16.0x), LaSalle Hotel Properties-Pebblebrook Hotel Trust (16.2x), Two Roads Hospitality-Hyatt Hotels (20.1x), Belmond Ltd-LVMH (17.7x).

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As of the close of business on April 23, 2021, the Tarsadia Parties (as defined in Annex I) beneficially owned an aggregate of 6,921,549 shares of Common Stock (including options to acquire 517,800 shares of Common Stock) representing approximately 3.9% of the outstanding shares of the Company as further described on Annex I.

We intend to vote our shares AGAINST STAY’s Merger Proposals.

We urge you to sign, date and return the GOLD proxy card voting “AGAINST” STAY’s Merger Proposals.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s shareholders on or about [●], 2021.

This Proxy Solicitation is being made by Tarsadia and the “Participants” named in Annex I hereto, and not on behalf of the Board or management of the Company or any other third party. We are not aware of any other matters to be brought before the Special Meeting other than as described herein. Should other matters be brought before the Special Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the GOLD proxy card to vote again by telephone or Internet or by telephone by following the instructions on the GOLD proxy card. Alternatively, you may sign, date and return the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 11.

YOUR VOTE IS IMPORTANT

We urge you to submit your vote using the GOLD proxy card via Internet or by telephone as soon as possible.

Due to ongoing delays in the postal system, we encourage you to vote electronically.

For additional instructions for each of these voting options, please refer to the enclosed GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, toll free at (800) 662-5200 or email at Tarsadia@investor.morrowsodali.com.

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BACKGROUND OF THIS PROXY SOLICITATION

Since August 2020, and over the course of this year, representatives of Tarsadia have engaged in a dialogue with representatives of the Company and members of its Board and have corresponded with such individuals to discuss, among other things, Tarsadia’s concerns with the strategy of the Company and the execution of that strategy. Tarsadia has also discussed with these Company representatives and Board members Tarsadia’s detailed strategy and operational ideas for the Company, which Tarsadia believes would help the Company achieve superior results and increase shareholder value. Outlined below are the key interactions and communications between Tarsadia and the Company leading up to the filing of this Proxy Statement:

In May 2020, Tarsadia began to acquire stock in the Company.

Beginning in August 2020, representatives of Tarsadia engaged with management of the Company regarding a variety of ideas that Tarsadia believed would increase shareholder value. Over the following six months, representatives of Tarsadia conducted more than 20 calls and meetings with representatives of the Company, including Bruce Haase, the Company’s Chief Executive Officer, Brian Nicholson and David Clarkson, the Company’s Chief Financial Officers and Rob Ballew, Vice President of Investor Relations.

On October 6, 2020, Tarsadia sent to representatives of the Company a 43-page presentation entitled “Extended Stay – Undervalued” (the “White Paper”) in which Tarsadia expressed its view that the Company was undervalued relative to peers and should take immediate actions to increase shareholder value. Among other things, Tarsadia warned the Company that it was susceptible to receiving opportunistically timed vulture bids for the entire Company. The presentation described how public lodging peers Hersha Hospitality Trust and Chatham Lodging Trust are structured with an aligned owner/operator strategy. Tarsadia indicated that a similar structure would allow the Company to spin off its real estate assets into a publicly traded REIT while the Company would maintain its ability to quickly change revenue management, business mix and sales strategies to best address changing market conditions. Additionally, the presentation noted the Company’s strong free cash flow generation and ability to support a long-term net leverage target of 5.0x to 5.5x, providing capital to buy back hundreds of millions of dollars of stock.

On October 28, 2020, Mr. Ballew provided feedback from the Company’s Board to the representatives of Tarsadia regarding the White Paper. Among other things, the Company indicated that the current focus was on operating the business and that consideration of strategic alternatives would be distracting to the management team and should only be evaluated after the management team had successfully executed on a number of low-hanging operational improvement initiatives. Disappointed with the Board’s response, Tarsadia inquired about the composition and structure of the Board and background of the directors.

On December 22, 2020, the Company announced a special cash distribution of $0.35 per share to shareholders. A representative of Tarsadia conducted a call with Mr. Ballew to follow up on the Company’s capital return policy. Frustrated by the Company’s lack of progress on value creation initiatives, Tarsadia requested a call in January 2021 to review the Company’s long-term strategy.

On January 12, 2021, Tarsadia sent an email to Mr. Ballew reiterating that arranging a call between Tarsadia and the Company’s management to review the Company’s strategy was important. The Company responded with a proposed meeting date of January 22.

On January 22, 2021, the Company canceled its meeting with Tarsadia and proposed rescheduling the meeting for January 26, 2021.

On January 26, 2021, Tarsadia conducted a meeting with Mr. Haase and STAY leadership to discuss the long-term strategy around the Company’s franchise operations and real estate. Disappointed in the Company’s lack of franchise organization development and the Company’s unwillingness to proactively recycle its real estate assets, Tarsadia requested a meeting with the Chairman of the Board, Mr. Geoga.

On February 11, 2021, representatives of Tarsadia conducted a phone call with Messrs. Geoga and Ballew. Tarsadia conveyed its concerns around the Company’s discounted valuation and that the Company needed to articulate a strong standalone strategy around asset dispositions and franchising to defend itself against any opportunistically timed vulture bids for the entire company. Furthermore, Tarsadia suggested that the Board should add new directors with lodging and asset management experience. Mr. Geoga expressed his excitement in having finally assembled a management team with extended stay hotel experience. He urged patience with the current management team and confidence that once Mr. Haase articulated his strategy for the business and initiatives to capture low-hanging operational improvements, then the valuation discount would close. Mr. Geoga indicated that he was not open to considering any changes to board composition in the coming year.

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On February 23, 2021, Tarsadia wrote a letter to the Board of the Company (the “February 23 Letter”) and submitted a notice to the Company expressing Tarsadia’s intention to nominate three independent individuals to the Board of the Company as directors (the “Tarsadia Nominees”) at the 2021 Annual Meeting (the “Notice”). In the February 23 Letter, Tarsadia noted that the “Company has significantly underperformed its potential, and its peers” and further stated that Tarsadia believes “the problem at Extended Stay is not the assets or the opportunity, it is instead a lack of consistent strategic vision and a history of poor execution.” Tarsadia indicated that it believed “the Company faces a host of critical decisions in the coming year” and that the executive team will “make better decisions when the Board asks the right questions and offers constructive suggestions.” Accordingly, the February 23 Letter stated that Tarsadia intended to nominate the Tarsadia Nominees because “[w]e do not believe that anyone on the Board today shares either the expertise of our candidates or the public market’s admiration for their performance as hospitality executives.”

On February 26, 2021, the Company announced its fourth quarter 2020 earnings. Later, representatives of Tarsadia spoke with Messrs. Haase, Clarkson and Ballew. The Company noted that it continued to see strong interest from buyers who are interested in converting the Company’s assets into multi-family or affordable housing but that the Company had not retained a broker to evaluate asset sales and was instead using just one internal executive to address inbound inquiries.

On March 2, 2021, Mr. Christopher N. Dekle, the General Counsel and Corporate Secretary of the Company, wrote to Tarsadia on behalf of the Company acknowledging receipt of the Notice and stated that the Company “is in the process of retaining a board search consulting firm to assist with interviewing the Tarsadia Nominees.”

On March 2, 2021, representatives from Tarsadia spoke with Messrs. Clarkson and Ballew and discussed the Company’s newly announced strategy and value creation roadmap.

On March 3, 2021, Mr. Geoga called a representative of Tarsadia in response to a message left for Mr. Geoga. Mr. Geoga said that the Company would take the nominations very seriously and vet the Tarsadia Nominees in good faith and efficiently.

On March 9, 2021, a representative of the Company emailed each of the Tarsadia Nominees indicating that the Company had retained an executive search firm to “assist the Company in the interviewing process.”

On March 15, 2021, the Company cancelled the scheduled interviews with the Tarsadia Nominees.

On March 15, 2021, the Company and ESH Hospitality, Inc. issued a press release announcing entry into the Merger Agreement.

On March 22, 2021, Tarsadia sent a letter to its fellow shareholders (the “March 22 Letter”) expressing Tarsadia’s view that the Merger Agreement was not in the best interests of the Company’s shareholders, did not fairly value the Company’s stock and that the transaction was poorly timed given the expected rebound in travel. The March 22 Letter also revealed that Tarsadia had provided the Company with notice of its intention to nominate three independent directors.

On April 26, 2021, Tarsadia filed a preliminary proxy statement that, when definitive, Tarsadia intends to use to solicit votes against approval of the Merger Agreement.

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PROPOSAL 1: MERGER AGREEMENT PROPOSAL

You are being asked by STAY to adopt the Merger Agreement. It is a condition to the consummation of the Merger that STAY’s shareholders adopt the Merger Agreement. For the reasons discussed below, we oppose the Merger and the adoption of the Merger Agreement. To that end, we are soliciting your proxy to vote AGAINST Proposal 1.

We recommend that you demonstrate your opposition to the proposed Merger and send a message to the Board that the proposed Merger is not in the best interest of STAY’s shareholders by using the enclosed GOLD proxy to vote by telephone or internet today. Alternatively, you may sign, date and return the enclosed GOLD proxy card by mail.

Reasons to Vote Against Adopting the Merger Agreement:

Tarsadia believes the Company’s proposed sale to Blackstone and Starwood is not in the best interests of STAY’s shareholders for two primary reasons: first, because it undervalues the Company and, second, because it comes just as STAY and the entire lodging industry emerges from the COVID-19 pandemic to embark on a significant, multi-year recovery in revenue per available room (“RevPAR”) and earnings.

But don’t just take our word for it.

Two of ESH’s very own directors—Neil Brown and Simon Turner—voted AGAINST the signing of the Merger Agreement because they believed that now is “not the appropriate time to sell” especially “in light of the recent rebound in stock prices in the hotel sector, potential for further recovery […], the low interest rate environment, and [the] perspective that […] management […] could generate superior value by executing their business plan” and, importantly, that the transaction price was “insufficient.”2

It is extremely unusual that two sitting directors – who have full knowledge of the Company’s internal plans, risks and value creation opportunities – vote on the record to oppose a merger transaction that is nevertheless approved by the rest of the Board. We believe shareholders should be extremely concerned that these two directors had such significant reservations about the price and timing of the transaction that they voted against the signing of the Merger Agreement.

We believe Messrs. Brown and Turner have it right.

The Timing of the Merger is Wrong

STAY and the lodging sector more generally are at an inflection point. Hotel companies are just emerging from the worst downturn the industry has ever seen. The tailwinds of COVID vaccine distribution, pent-up travel demand and fiscal stimulus create a massively positive backdrop for lodging companies over the next several years. April 2021 will mark the one-year anniversary since the U.S. hotel RevPAR troughed at a year-over-year decline of over 80%.

This year will be the first year of a new lodging cycle, which has historically been the most attractive time to invest in lodging stocks. In the prior 2001 and 2009 lodging recessions, after the one-year anniversary of a RevPAR trough, the three-year average lodging stock total shareholder returns were +124% (2002 to 2005) and +59% (2010 to 2013).3

The opportunities at STAY go beyond mere cyclical forces. With capital returns from over $100 million in contracted asset sales, $75 million in tax returns and an under-levered balance sheet compared to industry peers, STAY is ideally positioned for above-market returns. In fact, we believe there are operational, structural and capital structure adjustments that could be made that would produce materially stronger results and create significant value for shareholders in the years to come.

As recently as February 26, 2021, Mr. Haase noted on the Company’s earnings call that “We’re encouraged and optimistic with the progress of our asset disposition initiative, and we believe there are significant additional opportunities in our REIT to transact at highly accretive multiples.” The current policy and macroeconomic backdrop create a unique opportunity for the Company to sell a significant portion of the portfolio for multi-family and affordable housing conversions at a material premium to the $92,000/key price in the Blackstone and Starwood transaction. We also believe there is a meaningful opportunity to increase unit growth and profits through more aggressive franchising efforts. Furthermore, with an under-levered balance sheet, there is an opportunity to further increase capital returns to shareholders.

2 See page 62 of the Company’s definitive proxy statement.

3 Source: Bloomberg. Returns from September 20, 2002 through September 20, 2005 are an average of MAR, HST, RHP and CHH. Returns from March 14, 2010 to March 14, 2013 are an average of MAR, HST, RHP, CHH and SHO.

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In short, we agree with Messrs. Brown and Turner of the ESH Board of Directors. We believe that the timing of the Merger is wrong and that selling now, before the cyclical upturn and before these operating, asset sale, balance sheet optimization and capital return opportunities are realized, is a massive mistake unless the buyer is paying a significant premium to account for these inherent opportunities.

The Price is Wrong

The sale to Blackstone and Starwood, if completed, would conclude STAY’s seven years as a public Company at a price below its original IPO price. Despite (or perhaps because of) cycling through four different Chief Executive Officers and four different Chief Financial Officers in six years, the Company’s record of stark underperformance has persisted.

The proposed transaction price of $19.50 per share values STAY at a 11.6x consensus 2022E EBITDA, a 36% discount to the current median trading multiple of its lodging peers (18.0x) and a 21% discount to the next lowest peer, Apple Hospitality REIT.4 On a forward EBITDA basis, the proposed price is the lowest transaction multiple in the U.S. lodging space in more than five years.5

Ann. Date	Buyer	Acquired Target	Sale Price ($mm)	EV / NTM Adj. EBITDA
Dec ‘18	LVMH Moet Hennessy	Belmond Ltd.	$3,200	17.7x
Oct. ‘18	Hyatt Hotels	Two Roads Hospitality	$405	20.1x
May ‘18	Blackstone	LaSalle	$4,546	15.9x
Feb. ‘18	Host Hotels & Resorts	Hyatt Hotels Portfolio	$1,000	16.0x
May ‘16	SBE Entertainment Group	Morgans Hotel Group	$639	17.8x
March ‘16	Anbang Insurance	Strategic Hotels & Resorts	$8,134	17.8x
Sept. ‘15	Blackstone	Strategic Hotels & Resorts	$5,632	16.5x
Average				16.6x

Mar. ‘21	Blackstone	Extended Stay America	$5,790	11.6x

Given the strategic value of STAY to Blackstone and Starwood – both of whom own assets that can be readily combined with STAY’s lodging assets – and the potential cost savings and revenue synergies, a transaction with these parties should come in-line or at a premium to multiples observed in the lodging M&A market, not at a material discount. Indeed, when Tarsadia first met with Company management in September 2020, Tarsadia specifically said that its “worst fear” was that STAY would sell itself to an acquirer for a price per share in the “high teens.” Unfortunately, our fear has now been realized with the Board accepting a merger consideration price of $19.50 per share (the “Merger Consideration”).

The Board Relied Upon a Flawed Fairness Opinion

Goldman Sachs, STAY’s financial adviser, departed from convention and its own typical methodology, in analyzing the proposed transaction on behalf of the STAY Board and rendering its fairness opinion (the “Opinion”). According to the Company’s proxy statement, Goldman Sachs did not analyze the proposed Merger Consideration relative to publicly traded peers or to precedent transactions.

We reviewed the six significant acquisitions of U.S. public companies in the lodging space that included a fairness opinion by the target company’s financial advisers dating back to 2015. In each of those fairness opinions, the financial adviser included a comparison of the target company’s valuation relative to publicly traded peers or to precedent transactions.

Goldman Sachs did not selectively exclude certain transactions or public companies in its valuation work, they omitted the entire lodging industry altogether to mask STAY’s discounted valuation to relative peers.

4 Source: Bloomberg as of April 23, 2021. Lodging peers include: APLE, CHH, DRH, HLT, HST, INN, MAR, PEB, PK, RHP, RLJ, SHO, WH, XHR.

5 Source: Belmond Proxy statement filed with the SEC on January 8, 2019.

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Ann. Date	Acquiror	Target	Financial Adviser(s)	Selected Precedent Transaction Analysis	Comparable Companies Analysis
March ‘21	Blackstone	Extended Stay America	Goldman Sachs	✗	✗
Dec. ‘18	LVMH Moet Hennessy	Belmond Ltd.	Goldman Sachs, J.P. Morgan	✓
May ‘18	Blackstone	LaSalle Hotel Properties	Goldman Sachs, Citigroup	✓
April ‘17	RLJ Lodging Trust	Felcor Lodging Trust	Bank of America	✓	✓
May ‘16	SBE Entertainment Group	Morgans Hotel Group	Morgan Stanley		✓
March ‘16	Marriott	Starwood	Citibank, Lazard		✓
Sept. ‘15	Blackstone	Strategic Hotels and Resorts	J.P. Morgan		✓

The Process Has Been Inadequate

According to the Company’s proxy statement, over the course of the last four years, the Board has only reached out to two possible acquirers other than Blackstone and Starwood. Those discussions never advanced.

Goldman Sachs, the financial advisor to the Company, confirmed in its Opinion that it did not to seek alternative proposals to the Blackstone and Starwood proposals and was not asked to do so by the Board:

“Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Paired Entities or any other alternative transaction.”

It is noteworthy that the Chairman of the Board, Mr. Geoga, has longstanding ties to Blackstone, including that Mr. Geoga was appointed to the STAY Board itself by a group of sponsors including Blackstone when the sponsors controlled STAY before the November 2013 IPO.6

Tarsadia believes STAY is worth significantly more than the $5.9 billion implied by the deal price due to the value of the Company’s substantial real estate portfolio. Mr. Haase as recently as the Company’s last earnings call on February 26, 2021, articulated a bullish view of STAY’s real estate: “We believe our real estate portfolio has significant value creation upside to our shareholders, that is not reflected in the current price of our shares.”

In fact, according to the Company’s definitive proxy statement, at a February 5, 2021 Board meeting following the Blackstone expression of interest, the Boards specifically considered the sale of 156 hotels at “average multiples of 2019 adjusted EBITDA of 14.0x, 16.0x and 18.0x, resulting in illustrative total sale proceeds to the Paired Entities of approximately $1.6 billion, $1.9 billion and $2.1 billion.” These asset sale multiples are significantly higher than the multiples implied by the Merger Consideration and the gross proceeds represent 46%, 55% and 61% of the Company’s market cap at the $19.50 Merger Consideration.

Despite this asset sale strategy having the potential to create substantial value to STAY shareholders, the Company’s definitive proxy indicates that “no conclusions were reached at this meeting with respect to potential next steps, and the Boards determined to discuss the topic at their next regularly-scheduled board meetings several days later.” Unfortunately, the Company’s definitive proxy makes no further mention of the planned follow-up discussion on the real estate sales, depriving shareholders of a thorough assessment on the strategic value of STAY’s real estate assets.

After performing substantial diligence on the Company, we identified specific opportunities for the Company to unlock shareholder value through a combination of asset sales and the pursuit of other strategic and operational alternatives to the Company’s current strategy. In an attempt to work constructively with the Company to maximize value for all shareholders, we engaged with the Company for several months and shared these potential initiatives that the Board could readily pursue to maximize shareholder value. However, as with the lost asset sale opportunity, the Board failed to act.

6 See STAY, Form S-1, June 10, 2014 at p. 46 (“Mr. Geoga was appointed by the Sponsors to serve on the board of directors of the Corporation.”)

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Accordingly, on February 23, 2021, Tarsadia privately indicated to the Company that it intended to nominate three independent, world-class hospitality executives to the STAY Board of Directors. Tarsadia believes that these candidates, if elected, can help ensure the Company is pursuing the right strategic path.

The independent nominees put forward by Tarsadia are:

Ross Bierkan – Former CEO of RLJ Lodging Trust (NYSE: RLJ), where he oversaw over $8 billion of real estate acquisitions, and $2.5 billion of dispositions. Currently Principal of Wellfleet Equity, a private investment company with a hospitality industry focus;

Stephen Joyce – Former CEO of Choice Hotels (NYSE: CHH) and Dine Brands Global, Inc. (NYSE: DIN). Board member at Hospitality Investors Trust, Inc. (OTC: HPIT) and RE/MAX Holdings, Inc. (NYSE: RMAX); and

Michael Leven – Former President and Chief Operating Officer of Las Vegas Sands (NYSE: LVS). Member of the Board of Trustees of Hersha Hospitality Trust (NYSE: HT). Formerly President and Chief Operating Officer of Holiday Inn Worldwide.

Unfortunately, instead of considering the potential value that these independent nominees would bring to the Company by helping guide the Company on a path to unlock the tremendous value not reflected in its stock price, the Board chose to rush into the Merger and to avoid scrutiny. We believe the failure of the Board to even interview these extraordinary candidates and to explore their considered views on how best to independently create value for shareholders is disappointing. We believe the concrete strategy and operational ideas developed by these candidates can create significantly more value than the Merger for STAY shareholders.

Shareholders Should Vote AGAINST the Merger

Tarsadia believes that the Merger is not in the best interests of shareholders. We believe the timing is wrong, the price is inadequate, the fairness opinion is flawed, the process was rushed and alternatives (including remaining independent with new directors) were not adequately considered.

We believe shareholders should oppose the transaction, insist on a new Board and reap the full benefits of a better plan and better business structure.

There is, in our view, no reason to sell now and certainly no reason to sell at this price. We urge all shareholders to join us in voting AGAINST the Merger on the GOLD proxy card.

Vote Required.

According to the Company’s Proxy Statement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of all of the issued and outstanding shares of Common Stock entitled to vote at the Company’s Special Meeting. An abstention vote will have the same effect as if the shareholder voted “AGAINST” the Merger Agreement Proposal. Nevertheless, we urge shareholders to vote “AGAINST” the Merger Agreement Proposal to make sure their voices are heard and that there can be no doubt that the Company’s shareholders stand in opposition to the Merger.

We urge you to vote today using our GOLD proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card to vote again by telephone or by Internet. In light of ongoing delays in the postal system, we encourage all shareholders to submit their proxies electronically. If you do not have access to a touch-tone phone or Internet, please sign, date and return the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, toll free at (800) 662-5200 or email at Tarsadia@investor.morrowsodali.com.

We Recommend a Vote AGAINST the Merger Agreement Proposal on the GOLD proxy card.

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PROPOSAL 2: COMPENSATION PROPOSAL

You are being asked by STAY to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by STAY to its named executive officers in connection with the Merger. Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the Compensation Proposal at the Special Meeting. For the reasons discussed above in “REASONS TO VOTE AGAINST ADOPTING THE MERGER AGREEMENT”, we oppose the proposed Merger. To that end, we are soliciting your proxy to vote AGAINST Proposal 2.

Tarsadia recommends that you vote AGAINST the Compensation Proposal.

Vote Required.

According to the Company’s Proxy Statement, the approval of the Compensation Proposal requires the affirmative vote of the majority of the votes cast on the Compensation Proposal at the Special Meeting. An abstention vote will have no effect on the approval of the Compensation Proposal. Therefore, we urge shareholders to vote “AGAINST” the Compensation Proposal to make sure their voices are heard and let the Company know that the Company’s shareholders stand in opposition to the Merger.

We Recommend a Vote AGAINST the Compensation Proposal on the GOLD proxy card.

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PROPOSAL 3: ADJOURNMENT PROPOSAL

You are being asked by STAY to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal. If a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal; whereas, if a quorum is not present, the approval requires the affirmative vote of a majority of the voting power of the shares of common stock present at the Special Meeting or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. For the reasons discussed above in “REASONS TO VOTE AGAINST ADOPTING THE MERGER AGREEMENT”, we oppose the proposed Merger. To that end, we are soliciting your proxy to vote AGAINST Proposal 3.

Tarsadia recommends that you vote AGAINST the Adjournment Proposal.

Vote Required.

According to the Company’s Proxy Statement, the approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal if a quorum is present at the Special Meeting, or the affirmative vote of the voting power of the shares of common stock present at the Special Meeting or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal if a quorum is not present. Therefore, if a quorum is present, an abstention vote will have no effect on the approval of the Adjournment Proposal, while an abstention vote will have the same effect as if the shareholder voted “AGAINST” the Adjournment Proposal if a quorum is not present. Nevertheless, we urge shareholders to vote “AGAINST” the Adjournment Proposal to make sure their voices are heard and that there can be no doubt that the Company’s shareholders stand in opposition to the Merger.

We Recommend a Vote AGAINST the Adjournment Proposal on the GOLD proxy card.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is entitled to vote?

Only holders of the Company’s voting stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Shareholders who sold shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Shares held in record name. If your shares are registered in your own name, please vote today via

Internet or telephone by following the directions on the enclosed GOLD proxy card or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote AGAINST the Merger Proposals. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form.

Note: Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, “AGAINST” the Merger Proposals.

How should I vote on each proposal?

We recommend that you vote your shares on the GOLD proxy card as follows:

“AGAINST” the Merger Agreement Proposal (Proposal 1);

“AGAINST” the Compensation Proposal (Proposal 2); and

“AGAINST” the Adjournment Proposal (Proposal 3).

How many shares must be present to hold the Special Meeting?

According to the Company’s Proxy Statement, the holders of a majority of the voting power of STAY’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting. According to the Company’s Proxy Statement, abstentions (shares for which proxies have been received but for which the holders have abstained from voting) and broker non-votes, if any, which are described below, will be included in the calculation of the number of Shares present at the meeting for purposes of determining whether a quorum has been met. Tarsadia does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, if you receive proxy materials from or on behalf of both Tarsadia and the Company, brokers, banks and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Special Meeting, whether “routine” or not.  Because Tarsadia has initiated a contested proxy solicitation, there will be no “routine” matters at the Special Meeting for any broker accounts that are provided with proxy materials by Tarsadia.  As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. If you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted in determining the outcome of any of the proposals at the Special Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

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What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from the Company, including a merger proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you discard any white proxy card or solicitation materials that may be sent to you by the Company. If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card to vote via Internet or by telephone by following the instructions on the GOLD proxy card or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest-dated validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, toll free at (800) 662-5200 or via email at Tarsadia@investor.morrowsodali.com.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:

•	returning a later-dated proxy either by voting by telephone or Internet by following the instructions on the enclosed GOLD proxy card or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided (the latest dated proxy is the only one that counts);

•	delivering a written revocation to the secretary of the Company (Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Tarsadia, c/o Morrow Sodali, 509 Madison Avenue, Suite 1608, New York, NY 10022); or

•	registering for and attending the Special Meeting and voting thereat (although virtual attendance at the Special Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. There is no physical location for the special meeting. If you virtually attend the Special Meeting and you beneficially own shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must provide written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, toll free at (800) 662-5200.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY VOTING AGAINST THE MERGER ON THE GOLD PROXY CARD.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this Proxy Solicitation is being made by the Participants named on Annex I hereto. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements. The Participants will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Tarsadia has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Tarsadia will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

12

Tarsadia has retained Morrow Sodali to provide solicitation and advisory services in connection with this solicitation. Morrow Sodali will be paid a fee up to $[●] plus additional fees and expenses to be agreed upon based upon the campaign services provided. In addition, Tarsadia will reimburse Morrow Sodali for its reasonable out-of-pocket expenses and will indemnify Morrow Sodali against certain liabilities and expenses, including certain liabilities under the federal securities laws. Morrow Sodali will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Morrow Sodali will employ up to [●] persons to solicit the Company’s shareholders as part of this solicitation. Morrow Sodali does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

The costs related to this Proxy Solicitation will be borne by Tarsadia. Costs of this Proxy Solicitation are currently estimated to be approximately $[●]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, Tarsadia’s expenses in connection with this Proxy Solicitation are approximately $[●]. If successful, Tarsadia may seek reimbursement of these costs from the Company. In the event that Tarsadia decides to seek reimbursement of its expenses, Tarsadia does not intend to submit the matter to a vote of the Company’s shareholders. The Board would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to Investor Relations, Extended Stay America, Inc., 11525 N. Community House Rd., Suite 100, Charlotte, NC 28277. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Because Tarsadia has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Company will not be householding our proxy materials.

Where can I find additional information concerning STAY and the Merger?

Pursuant to Rule 14a-5(c) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), we have omitted from this proxy statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Special Meeting. Such disclosure includes:

•	a summary term sheet of the Merger;
•	the terms of the Merger Agreement and the Merger and related transactions;
•	any reports, opinions and/or appraisals received by STAY in connection with the Merger;
•	past contacts, transactions and negotiations by and among the parties to the Merger and their respective affiliates and advisors;
•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Merger;
•	security ownership of certain beneficial owners and management of STAY, including 5% owners;
•	the trading prices of STAY’s stock over time;
•	the establishment of a quorum;
•	the compensation paid and payable to STAY’s directors and executive officers;
•	the requirements for the submission of shareholder proposals to be considered for inclusion in STAY’s proxy statement for the 2021 annual meeting of shareholders; and
•	appraisal rights and dissenters’ rights.

13

We take no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This proxy statement and all other solicitation materials in connection with this Proxy Solicitation will be available on the internet, free of charge, on Tarsadia’s campaign website located at [●] and, pursuant to SEC rules, will also be filed on the SEC’s website at https://www.sec.gov.

14

CONCLUSION

We urge you to carefully consider the information contained in this proxy statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today to vote AGAINST the Merger Proposals.

Thank you for your support,

[●], 2021

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ANNEX I: INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by Tarsadia Capital, LLC, a Delaware limited liability company (“Tarsadia Capital”), Ravi Bellur (“Mr. Bellur”), Michael Ching (“Mr. Ching”) and Vikram Patel (“Mr. V. Patel” and together with Tarsadia Capital, Mr. Bellur and Mr. Ching, the “Participants,” and each referred to individually as a “Participant”). Tushar Patel (“Mr. T. Patel” and together with the Participants, the “Tarsadia Parties”) is the ultimate indirect owner of Tarsadia Capital.

As of the close of business on April 23, 2021, the Tarsadia Parties may be deemed to beneficially own, in the aggregate, 6,921,549 shares of Common Stock (including options to acquire 517,800 shares of Common Stock). Of the 6,921,549 shares of Common Stock (including options to acquire 517,800 shares of Common Stock) beneficially owned in the aggregate by the Tarsadia Parties: (a) 5,921,549 shares of Common Stock may be deemed to be beneficially owned by Tarsadia Capital (including options to acquire 517,800 shares of Common Stock), and (b) an additional 1,000,000 shares of Common Stock in a private investment account (the “Separate Account”) may be deemed to be beneficially owned by Mr. T. Patel.

The address of the business office for each of Tarsadia Capital and Messrs. Bellur, Ching and V. Patel is 75 Rockefeller Plaza, New York, NY 10019. The business address of Mr. T. Patel is 520 Newport Center Dr., 21st Floor, Newport Beach, CA 92660. The principal business of (i) Tarsadia Capital is to serve as the investment manager to certain private investment vehicles affiliated with Tarsadia; (ii) each of Messrs. Bellur, Ching and V. Patel is investment management and (iii) Mr. T. Patel is private investment and business entrepreneurship.

A number of the shares of Common Stock held by Tarsadia Capital are held by the investment funds managed by Tarsadia Capital in commingled margin accounts, which may extend margin credit to Tarsadia Capital from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon market levels from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, none of the Tarsadia Parties have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Tarsadia Parties in this proxy solicitation directly or indirectly beneficially own any securities of the Company; (iii) none of the Tarsadia Parties own any securities of the Company which are owned of record but not beneficially; (iv) none of the Tarsadia Parties have purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any of the Tarsadia Parties is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the Tarsadia Parties are, or within the past year were, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any of the Tarsadia Parties owns beneficially, directly or indirectly, any securities of the Company; (viii) none of the Tarsadia Parties own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) none of the Tarsadia Parties or any of their associates were a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of the Tarsadia Parties or any of their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Tarsadia Parties, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any of the Tarsadia Parties or any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

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Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants and any of their “associates” with respect to securities of the Company. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Stock:

Tarsadia Capital*

Trade Date	Amount Acquired (Sold)	10/5/2020	110,000
		10/22/2020	38,738
5/14/2020	91,077	10/23/2020	2
5/29/2020	91,000	10/27/2020	125,000
6/3/2020	50,000	10/29/2020	814,300
6/5/2020	45,692	11/2/2020	55,000
6/18/2020	49,219	11/3/2020	15,000
6/25/2020	50,000	11/4/2020	140,000
6/30/2020	100,000	11/6/2020	500,000
7/28/2020	50,000	11/9/2020	500,000
8/4/2020	41,590	11/9/2020	(50,000)
8/5/2020	100,000	11/12/2020	180,000
8/6/2020	65,872	11/19/2020	(30,000)
8/10/2020	94,487	11/23/2020	(305,698)
8/11/2020	175,000	11/24/2020	(10,304)
8/18/2020	100,000	11/27/2020	17,500
9/4/2020	150,000	11/27/2020	(68,574)
9/11/2020	500,000	12/1/2020	(100,000)
9/11/2020	(837,261)	12/2/2020	(34,570)
9/14/2020	100,000	12/3/2020	100,000
9/15/2020	147,600	12/3/2020	(104,100)
9/16/2020	50,000	12/4/2020	(200,000)
9/17/2020	135,874	12/31/2020	35,000
9/18/2020	200,000	1/8/2021	55,000
9/21/2020	200,000	1/13/2021	500,000
9/22/2020	(1,500,000)	1/27/2021	(42,191)
9/23/2020	300,000	2/2/2021	150,000
9/25/2020	32,586	2/5/2021	50,000
9/28/2020	100,000	2/10/2021	1,550,000
9/29/2020	75,000	3/18/2021	486,752
9/30/2020	200,000	3/19/2021	324,158
10/1/2020	(55,000)	4/14/2021	-150,000
		4/15/2021	-150,000

Separate Account

Trade Date	Amount Acquired (Sold)

08/13/2020	1	10/27/2020	5,000
09/09/2020	53,621	11/03/2020	(10,000)
09/10/2020	1,378	11/06/2020	(100,900)
09/11/2020	32,730	11/09/2020	(29,100)
09/21/2020	12,270	11/10/2020	5,000
09/22/2020	70,752	11/16/2020	(43,252)
09/23/2020	4,248	11/17/2020	(56,748)
10/02/2020	25,000	11/18/2020	(16,811)
10/05/2020	7,673	11/20/2020	5,000
10/06/2020	82,327	11/20/2020	(689)
10/07/2020	70,735	11/23/2020	(12,500)
10/08/2020	118,780	12/01/2020	(88,888)
10/09/2020	72,658	12/02/2020	(11,112)
10/12/2020	7,827	12/03/2020	(26,700)
10/13/2020	112,761	12/04/2020	(53,738)
10/14/2020	55,000	12/07/2020	(19,562)
10/15/2020	127,074	12/09/2020	(3,842)
10/16/2020	61,904	12/10/2020	(46,158)
10/19/2020	93,261	12/17/2020	25,900
10/20/2020	125,000	12/21/2020	55,000
10/21/2020	192,090	12/24/2020	(5,900)
10/22/2020	7,910	01/08/2021	2,834
10/26/2020	20,000	01/11/2021	33,422
		01/12/2021	(1,256)
		02/02/2021	40,000

Options:

Tarsadia Capital

•	On September 11, 2020, certain investment funds managed by Tarsadia Capital (the “Tarsadia Funds”) entered into listed call option contracts which gave the Tarsadia Funds the right to buy 1,000,000 shares of Common Stock at a strike price of $12.00 exercisable through January 15, 2021. On October 29, 2020, the Tarsadia Funds sold all of such call option contracts.

•	On September 11, 2020, the Tarsadia Funds entered into listed put option contracts which gave the counterparty the right to sell 1,000,000 shares of Common Stock at a strike price of $10.00 to the Tarsadia Funds exercisable through January 15, 2021. On October 29, 2020, the Tarsadia Funds covered the put option contracts

•	On September 22, 2020, the Tarsadia Funds entered into listed call option contracts which gave the Tarsadia Funds the right to buy 2,000,000 shares of Common Stock at a strike price of $12.00 exercisable through April 16, 2021. On December 3, 2020, the Tarsadia Funds sold all of such call option contracts.

•

On September 22, 2020, the Tarsadia Funds entered into listed put option contracts which gave such party the right to sell 2,000,000 shares of Common Stock to the Tarsadia Funds at a strike price of $10.00 exercisable through April 16, 2021. On November 12, 2020, the Tarsadia Funds covered the put option contracts with respect to 1,000,000 shares of Common Stock. On April 16, 2021 the remaining position expired worthless.

•	On December 3, 2020, the Tarsadia Funds entered into listed call option contracts which gave the Tarsadia Funds the right to buy 2,500,000 shares of Common Stock at a strike price of $14.00 exercisable through April 16, 2021. On January 13, 2021, the Tarsadia Funds sold certain of such call option contracts with respect to 2,000,000 shares of Common Stock; and on February 10, 2021, sold call option contracts with respect to the remaining 500,000 shares of Common Stock.

•	On January 13, 2021, the Tarsadia Funds entered into listed call option contracts which gave the Tarsadia Funds the right to buy 2,000,000 shares of Common Stock at a strike price of $15.65 exercisable through April 16, 2021. On February 10, 2021, the Tarsadia Funds sold all of such call option contracts.

•	On February 10, 2021, the Tarsadia Funds entered into put option contracts with an unaffiliated third party financial institution which gave the Tarsadia Funds the right to sell 2,500,000 shares of Common Stock to such third party at a strike price of $9.65 exercisable through January 21, 2022.

•	On March 18, 2021, the Tarsadia Funds entered into listed call options contracts which gave the Tarsadia Funds the right to buy 85,100 shares of Common Stock at a strike price of $19.65 exercisable through April 16, 2021. On April 14, 2021, the Tarsadia Funds sold all of such call option contracts.

•	On March 19, 2021, the Tarsadia Funds entered into listed call option contracts which gave the Tarsadia Funds the right to buy 173,800 shares of Common Stock at a strike price of $19.65 exercisable through April 16, 2021. On April 14, 2021, the Tarsadia Funds sold all of such call option contracts.

•	On April 14, 2021, the Tarsadia Funds entered into listed call option contracts which gave the Tarsadia Funds the right to buy 517,800 shares of Common Stock at a strike price of $20.65 exercisable through July 16, 2021.

**	On January 5, 2021 the Options Clearing Corporation reduced the strike of certain options by $0.35 to adjust for the Special Cash Dividend of record date January 6, 2021.

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IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy to vote “AGAINST” STAY’s Merger Proposals by using one of the four options below:

o	Voting via Internet by following the easy instructions on the enclosed GOLD proxy card, or voting instruction form;

o	Voting by telephone using the toll-free number listed on the enclosed GOLD proxy card or voting instruction form and following the easy voice prompts;

o	In light of ongoing delays with the postal system, we encourage all shareholders to vote electronically. If you do not have access to a touch-tone phone or Internet, you may sign, date and return the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided; or

o	Virtually attending the Special Meeting and voting by ballot thereat.

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, they can only vote your shares upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided.

After submitting your vote using the enclosed GOLD proxy card, we urge you to NOT SIGN OR RETURN STAY’S WHITE PROXY CARD because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to STAY, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to STAY by voting by telephone or Internet following the instructions on the enclosed GOLD proxy card or signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation to the Company, by delivering or a later dated proxy for the Special Meeting or by virtually voting at the Special Meeting after registering. Virtual attendance at the Special Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement, or need help voting your shares, please contact our proxy solicitor:

509 Madison Avenue

Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: Tarsadia@investor.morrowsodali.com

PRELIMINARY COPY SUBJECT TO COMPLETION

FORM OF GOLD PROXY CARD

Extended Stay America, Inc.

Proxy Card for Special Meeting of Shareholders (the “Special Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY Tarsadia capital, LLC, Ravi Bellur, Michael Ching and Vikram Patel (“TARSADIA”, “WE” OR “US”), AND NOT BY THE BOARD OF DIRECTORS OR MANAGEMENT OF EXTENDED STAY AMERICA, INC.

The undersigned appoints Michael Verrechia, Ravi Bellur and Eleazer Klein, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Extended Stay America, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Special Meeting of shareholders of the Company scheduled to be held virtually at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021, at 8:30 a.m., Eastern Time, including at any rescheduling, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to Tarsadia a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments, rescheduling or postponements thereof).

If the proxy card is signed and returned, it will be voted in accordance with your instructions. If the proxy card is signed and returned unmarked and/or you do not specify how the proxy should be voted, this proxy will be voted “AGAINST” Proposals 1, 2 and 3 and at the discretion of the proxy holders with respect to such other matters as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “©“ IN BLACK OR BLUE INK

Tarsadia recommends that you vote “AGAINST” each of the Proposals:

	FOR	AGAINST	ABSTAIN

Proposal 1 – STAY’s Merger Agreement Proposal	☐	☐	☐

Proposal 2 - STAY’s Compensation Proposal	☐	☐	☐

Proposal 3 – STAY’s Adjournment Proposal	☐	☐	☐

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.